Exhibit 99.1

IBM REPORTS 2020 FOURTH-QUARTER AND FULL-YEAR RESULTS

Strong hybrid cloud adoption; Gross margin expansion; Solid cash generation

ARMONK, N.Y., January 21, 2021 . . . IBM (NYSE: IBM) today announced fourth-quarter and full-year 2020 earnings results.

“We made progress in 2020 growing our hybrid cloud platform as the foundation for our clients’ digital transformations while dealing with the broader uncertainty of the macro environment." said Arvind Krishna, IBM chairman and chief executive officer. "The actions we are taking to focus on hybrid cloud and AI will take hold, giving us confidence we can achieve revenue growth in 2021.”

Highlights

Fourth Quarter:

●	GAAP EPS from continuing operations of $1.41; Operating (non-GAAP) EPS of $2.07
—	EPS includes the impact of a pre-tax charge of more than $2.0 billion for structural actions in the fourth quarter
●	Revenue of $20.4 billion, down 6 percent (down 8 percent adjusting for divested businesses and currency)
●	Total cloud revenue of $7.5 billion, up 10 percent (up 8 percent adjusting for divested businesses and currency)
●	Red Hat revenue up 19 percent (up 17 percent adjusting for currency), normalized for historical comparability
●	GAAP gross profit margin of 51.7 percent, up 70 basis points; Operating (non-GAAP) gross profit margin of 52.5 percent, up 70 basis points
●	Debt reduced by $3.9 billion since end of third quarter

Full Year:

●	GAAP EPS from continuing operations of $6.13; Operating (non-GAAP) EPS of $8.67
●	Revenue of $73.6 billion, down 5 percent (down 4 percent adjusting for divested businesses and currency)
●	Total cloud revenue of $25.1 billion, up 19 percent (up 20 percent adjusting for divested businesses and currency)
●	Red Hat revenue up 18 percent, normalized for historical comparability
●	GAAP gross profit margin up 100 basis points; operating (non-GAAP) gross profit margin up 130 basis points
●	Net cash from operating activities of $18.2 billion; free cash flow of $10.8 billion
●	Cash on hand of $14.3 billion; debt reduced by more than $11 billion since closing the Red Hat acquisition

	FOURTH QUARTER 2020
	Results include the impact of $2.04 billion pre-tax charge
				Pre-tax		Gross
	Diluted	Net	Pre-tax	Income		Profit
	EPS *	Income *	Income *	Margin *		Margin
GAAP from Continuing Operations	$1.41	$1.3B	$1.3B	6.3%		51.7%
Year/Year	(66)%	(66)%	(68)%	(12.0)	Pts	0.7	Pts

Operating (Non-GAAP)	$2.07	$1.9B	$2.1B	10.2%		52.5%
Year/Year	(56)%	(56)%	(56)%	(11.4)	Pts	0.7	Pts

* Results include the impact of pre-tax charge of $2.04 billion for structural actions in the fourth quarter.

“In 2020 we increased investment in our business across R&D and CAPEX, and since October, announced the acquisition of seven companies focused on hybrid cloud and AI," said James Kavanaugh, IBM senior vice president and chief financial officer. "With solid cash generation, steadily expanding gross profit margins, disciplined financial management and ample liquidity, we are well positioned for success as the leading hybrid cloud platform company.”

Cash Flow and Balance Sheet

In the fourth quarter, the company generated net cash from operating activities of $5.9 billion, or $6.8 billion excluding Global Financing receivables. IBM’s free cash flow was $6.1 billion. The company returned $1.5 billion to shareholders in dividends.

For the full year, the company generated net cash from operating activities of $18.2 billion, or $13.8 billion excluding Global Financing receivables. Net capital expenditures of $3 billion increased $0.7 billion, primarily for cloud infrastructure. Free cash flow was $10.8 billion. IBM returned $5.8 billion to shareholders in dividends.

IBM ended the fourth quarter with $14.3 billion of cash on hand, which includes marketable securities, up $5.3 billion from year-end 2019. Debt, including Global Financing debt of $21.2 billion, totaled $61.5 billion, down $3.9 billion since the end of the third quarter, and down $11.5 billion since closing the Red Hat acquisition.

Segment Results for Fourth Quarter

Segment pre-tax results reflect the impact of the $2.04 billion pre-tax charge for structural actions in the fourth quarter.

●	Cloud & Cognitive Software (includes Cloud & Data Platforms which includes Red Hat, Cognitive Applications and Transaction Processing Platforms) — revenues of $6.8 billion, down 4.5 percent (down 6.6 percent adjusting for currency). Cloud & Data Platforms grew 9 percent (up 6 percent adjusting for currency) led by Red Hat. Cognitive Applications revenue was flat (down 2 percent adjusting for currency), with growth in Security and IoT. Transaction Processing Platforms declined 24 percent (down 26 percent adjusting for currency). Cloud revenue up 39 percent (up 36 percent adjusting for currency). Gross profit margin up 20 basis points.
●	Global Business Services (includes Consulting, Application Management and Global Process Services) — revenues of $4.2 billion, down 2.7 percent (down 5.2 percent adjusting for currency), driven by declines in Application Management and Consulting. Global Process Services revenue grew. Cloud revenue up 16 percent (up 14 percent adjusting for currency). Gross profit margin up 260 basis points.
●	Global Technology Services (includes Infrastructure & Cloud Services and Technology Support Services) — revenues of $6.6 billion, down 5.5 percent (down 7.8 percent adjusting for currency). Cloud revenue up 4 percent (up 1 percent adjusting for currency). Gross profit margin up 70 basis points.
●	Systems (includes Systems Hardware and Operating Systems Software) — revenues of $2.5 billion, down 17.8 percent (down 19.4 percent adjusting for currency), as a result of declines in all Systems Hardware platforms, reflecting the impact of product cycle dynamics. Cloud revenue down 18 percent (down 19 percent adjusting for currency). Gross profit margin up 380 basis points.
●	Global Financing (includes financing and used equipment sales) — revenues of $286 million, down 4.8 percent (down 6.0 percent adjusting for currency), reflecting the wind-down of OEM commercial financing.

Full-year 2020 Results

Full-year results reflect transaction-related impacts associated with the Red Hat acquisition, which closed in July 2019, and the impact of the $2.04 billion pre-tax charge for structural actions in the fourth quarter.

Diluted earnings per share from continuing operations was $6.13 compared to $10.57 in 2019, a decrease of 42 percent. Net income from continuing operations was $5.5 billion, down 42 percent year to year. Revenues for the full year 2020 totaled $73.6 billion, a decrease of 4.6 percent year to year (down 3.5 percent adjusting for divested businesses and currency) compared with $77.1 billion for the full year 2019.

Operating (non-GAAP) diluted earnings per share from continuing operations was $8.67 compared with $12.81 per diluted share for 2019, a decrease of 32 percent. Operating (non-GAAP) net income for the full year ended December 31, 2020 was $7.8 billion compared with $11.4 billion in the prior-year period, a decrease of 32 percent.

	FULL YEAR 2020
	Results include the impact of $2.04 billion pre-tax charge
				Pre-tax		Gross
	Diluted	Net	Pre-tax	Income		Profit
	EPS *	Income *	Income *	Margin *		Margin
GAAP from Continuing Operations	$6.13 **	$5.5B **	$4.6B	6.3%		48.3%
Year/Year	(42)%	(42)%	(54)%	(6.9)	Pts	1.0	Pts

Operating (Non-GAAP)	$8.67	$7.8B	$7.7B	10.4%		49.3%
Year/Year	(32)%	(32)%	(39)%	(5.8)	Pts	1.3	Pts

* Results include the impact of pre-tax charge of $2.04 billion for structural actions in the fourth quarter.

** Consolidated diluted earnings per share was $6.23 compared to $10.56 in 2019, a decrease of 41 percent. Consolidated net income was $5.6 billion, down 41 percent year to year.

Full-Year 2021 Expectations

The company expects to grow revenue for the full year 2021 based on the current foreign exchange rates. The company also expects adjusted free cash flow of $11 billion to $12 billion in 2021. Adjusted free cash flow excludes approximately $3 billion of cash impacts from the company’s structural actions initiated in the fourth quarter of 2020 and the transaction costs associated with the separation of the managed infrastructure services business.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including, but not limited to, the following: a downturn in economic environment and client spending budgets; the company’s failure to meet growth and productivity objectives; a failure of the company’s innovation initiatives; damage to the company’s reputation; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results; the possibility that the proposed separation of the managed infrastructure services unit of the company’s Global Technology Services segment will not be completed within the anticipated time period or at all, the possibility of disruption or unanticipated costs in connection with the proposed separation or the possibility that the separation will not achieve its intended benefits; impact of local legal, economic, political, health and other conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; impairment of the company’s goodwill or amortizable intangible assets; the company’s ability to attract and retain key employees and its reliance on critical skills; impacts of relationships with critical suppliers; product quality issues; impacts of business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels and ecosystems; the company’s ability to successfully manage acquisitions, alliances and dispositions, including integration challenges, failure to achieve objectives, the assumption of liabilities, and higher debt levels; legal proceedings and investigatory risks; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Any forward-looking statement in this release speaks only as of the date on which it is made. Except as required by law, the company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information, which management believes provides useful information to investors:

IBM results —

●	adjusting for currency (i.e., at constant currency);
●	total revenue and cloud revenue adjusting for divested businesses and currency;
●	Red Hat revenue normalized for historical comparability;
●	presenting operating (non-GAAP) earnings per share amounts and related income statement items;
●	net cash from operating activities, excluding Global Financing receivables;
●	free cash flow;
●	adjusted free cash flow (expectations).

The rationale for management’s use of these non-GAAP measures is included in Exhibit 99.2 in the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. EST, today. The Webcast may be accessed via a link at https://www.ibm.com/investor/events/earnings-4q20. Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

Contact:	IBM
Edward Barbini, 914-499-6565
barbini@us.ibm.com

John Bukovinsky, 732-618-3531
jbuko@us.ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2020	2019		2020	2019
REVENUE
Cloud & Cognitive Software	$6,837	$7,160 *		$23,376	$22,891 *
Global Business Services	4,170	4,285 *		16,162	16,798 *
Global Technology Services	6,568	6,949		25,812	27,361
Systems	2,501	3,042		6,978	7,604
Global Financing	286	301		1,123	1,400
Other	6	40 *		169	1,092 *
TOTAL REVENUE	20,367	21,777		73,620	77,147

GROSS PROFIT	10,523	11,100		35,575	36,488

GROSS PROFIT MARGIN
Cloud & Cognitive Software	79.8%	79.5%	*	77.5%	77.1%	*
Global Business Services	30.1%	27.6%	*	29.7%	27.7%	*
Global Technology Services	35.9%	35.2%		34.8%	34.8%
Systems	59.9%	56.0%		55.9%	53.1%
Global Financing	33.8%	35.6%		37.7%	35.6%

TOTAL GROSS PROFIT MARGIN	51.7%	51.0%		48.3%	47.3%

EXPENSE AND OTHER INCOME
S,G&A	7,232	5,433		23,082	20,604
R,D&E	1,611	1,596		6,333	5,989
Intellectual property and custom development income	(173)	(159)		(626)	(648)
Other (income) and expense	247	(117)		861	(968)
Interest expense	317	354		1,288	1,344
TOTAL EXPENSE AND OTHER INCOME	9,234	7,107		30,937	26,322

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	1,289	3,993		4,637	10,166
Pre-tax margin	6.3%	18.3%		6.3%	13.2%
Provision for/(Benefit from) income taxes	25	324		(864)	731
Effective tax rate	1.9%	8.1%		(18.6)%	7.2%

INCOME FROM CONTINUING OPERATIONS	$1,264	$3,669		$5,501	$9,435
DISCONTINUED OPERATIONS
Income/(Loss) from discontinued operations, net of taxes	92	0		89	(4)

NET INCOME	$1,356	$3,670		$5,590	$9,431

EARNINGS/(LOSS) PER SHARE OF COMMON STOCK
Assuming Dilution
Continuing Operations	$1.41	$4.11		$6.13	$10.57
Discontinued Operations	$0.10	$0.00		$0.10	$(0.01)
TOTAL	$1.51	$4.11		$6.23	$10.56

Basic
Continuing Operations	$1.42	$4.14		$6.18	$10.63
Discontinued Operations	$0.10	$0.00		$0.10	$0.00
TOTAL	$1.52	$4.14		$6.28	$10.63

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
Assuming Dilution	899.0	893.7		896.6	892.8
Basic	892.6	887.1		890.3	887.2

*Recast to conform with 2020 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	At	At
	December 31,	December 31,
(Dollars in Millions)	2020	2019
ASSETS:

Current Assets:
Cash and cash equivalents	$13,212	$8,172
Restricted cash	463	141
Marketable securities	600	696
Notes and accounts receivable - trade, net	7,132	7,870
Short-term financing receivables, net	10,892	14,192
Other accounts receivable, net	714	1,733
Inventories	1,839	1,619
Deferred costs	2,107	1,896
Prepaid expenses and other current assets	2,206	2,101
Total Current Assets	39,165	38,420

Property, plant and equipment, net	10,040	10,010
Operating right-of-use assets, net	4,686	4,996
Long-term financing receivables, net	7,086	8,712
Prepaid pension assets	7,610	6,865
Deferred costs	2,449	2,472
Deferred taxes	9,241	5,182
Goodwill	59,617	58,222
Intangibles, net	13,796	15,235
Investments and sundry assets	2,282	2,074
Total Assets	$155,971	$152,186

LIABILITIES:

Current Liabilities:
Taxes	$3,301	$2,839
Short-term debt	7,183	8,797
Accounts payable	4,908	4,896
Deferred income	12,833	12,026
Operating lease liabilities	1,357	1,380
Other liabilities	10,287	7,763
Total Current Liabilities	39,869	37,701

Long-term debt	54,355	54,102
Retirement related obligations	18,248	17,142
Deferred income	4,301	3,851
Operating lease liabilities	3,574	3,879
Other liabilities	14,897	14,526
Total Liabilities	135,244	131,202

EQUITY:

IBM Stockholders’ Equity:
Common stock	56,556	55,895
Retained earnings	162,717	162,954
Treasury stock — at cost	(169,339)	(169,413)
Accumulated other comprehensive income/(loss)	(29,337)	(28,597)
Total IBM Stockholders’ Equity	20,597	20,841

Noncontrolling interests	129	144
Total Equity	20,727	20,985

Total Liabilities and Equity	$155,971	$152,186

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(Dollars in Millions)	2020	2019	2020	2019
Net Cash Provided by Operating Activities per GAAP:	$5,859	$3,451	$18,197	$14,770

Less: change in Global Financing (GF) Receivables	(974)	(3,220)	4,349	491
Capital Expenditures, Net	(780)	(645)	(3,042)	(2,370)

Free Cash Flow	6,054	6,027	10,805	11,909

Acquisitions	(299)	—	(336)	(32,630)
Divestitures	(7)	149	503	1,076
Dividends	(1,455)	(1,438)	(5,797)	(5,707)
Share Repurchase	—	—	—	(1,361)
Non-GF Debt	(4,756)	(5,640)	221	22,792
Other (includes GF Net Receivables and GF Debt)	(1,016)	(1,046)	(130)	709

Change in Cash, Cash Equivalents, Restricted Cash and Short-term Marketable Securities	$(1,478)	$(1,948)	$5,265	$(3,213)

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(Dollars in Millions)	2020	2019	2020	2019
Net Income from Operations	$1,356	$3,670	$5,590	$9,431
Depreciation/Amortization of Intangibles	1,699	1,650	6,695	6,059
Stock-based Compensation	279	210	937	679
Working Capital / Other	3,499	1,142	625	(1,890)
Global Financing A/R	(974)	(3,220)	4,349	491
Net Cash Provided by Operating Activities	$5,859	$3,451	$18,197	$14,770
Capital Expenditures, net of payments & proceeds	(780)	(645)	(3,042)	(2,370)
Divestitures, net of cash transferred	(7)	149	503	1,076
Acquisitions, net of cash acquired	(299)	—	(336)	(32,630)
Marketable Securities / Other Investments, net	528	624	(153)	6,988
Net Cash Provided by/(Used in) Investing Activities	$(558)	$127	$(3,028)	$(26,936)
Debt, net of payments & proceeds	(4,781)	(4,181)	(3,714)	16,284
Dividends	(1,455)	(1,438)	(5,797)	(5,707)
Common Stock Repurchases	—	—	—	(1,361)
Common Stock Transactions - Other	(57)	(55)	(210)	(173)
Net Cash Provided by/(Used in) Financing Activities	$(6,293)	$(5,674)	$(9,721)	$9,042
Effect of Exchange Rate changes on Cash	113	185	(87)	(167)
Net Change in Cash, Cash Equivalents and Restricted Cash	$(878)	$(1,911)	$5,361	$(3,290)

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	Three Months Ended December 31, 2020
	Cloud &	Global	Global
	Cognitive	Business	Technology		Global
(Dollars in Millions)	Software	Services	Services	Systems	Financing
Revenue
External	$6,837	$4,170	$6,568	$2,501	$286
Internal	738	43	316	196	233
Total Segment Revenue	$7,575	$4,213	$6,884	$2,697	$519

Pre-tax Income/(Loss) from Continuing Operations	1,887	148	(353)	455	195

Pre-tax Margin	24.9%	3.5%	(5.1)%	16.9%	37.6%

Change YTY Revenue - External	(4.5)%	(2.7)%	(5.5)%	(17.8)%	(4.8)%
Change YTY Revenue - External @constant currency	(6.6)%	(5.2)%	(7.8)%	(19.4)%	(6.0)%

	Three Months Ended December 31, 2019
	Cloud &	Global	Global
	Cognitive	Business	Technology		Global
(Dollars in Millions)	Software*	Services*	Services	Systems	Financing
Revenue
External	$7,160	$4,285	$6,949	$3,042	$301
Internal	692	65	278	198	348
Total Segment Revenue	$7,853	$4,350	$7,227	$3,240	$649

Pre-tax Income/(Loss) from Continuing Operations	2,729	469	645	802	252

Pre-tax Margin	34.8%	10.8%	8.9%	24.8%	38.9%

* Recast to conform with 2020 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	Year Ended December 31, 2020
	Cloud &	Global	Global
	Cognitive	Business	Technology		Global
(Dollars in Millions)	Software	Services	Services	Systems	Financing
Revenue
External	$23,376	$16,162	$25,812	$6,978	$1,123
Internal	3,169	193	1,226	824	894
Total Segment Revenue	$26,545	$16,355	$27,039	$7,802	$2,017

Pre-tax Income/(Loss) from Continuing Operations	6,362	1,351	117	449	761

Pre-tax Margin	24.0%	8.3%	0.4%	5.8%	37.7%

Change YTY Revenue - External	2.1%	(3.8)%	(5.7)%	(8.2)%	(19.8)%
Change YTY Revenue - External @constant currency	1.9%	(4.1)%	(5.4)%	(8.7)%	(19.2)%

	Year Ended December 31, 2019
	Cloud &	Global	Global
	Cognitive	Business	Technology		Global
(Dollars in Millions)	Software*	Services*	Services	Systems	Financing
Revenue
External	$22,891	$16,798	$27,361	$7,604	$1,400
Internal	2,827	278	1,157	726	1,232
Total Segment Revenue	$25,718	$17,076	$28,518	$8,330	$2,632

Pre-tax Income/(Loss) from Continuing Operations	7,811	1,623	1,645	701	1,055

Pre-tax Margin	30.4%	9.5%	5.8%	8.4%	40.1%

* Recast to conform with 2020 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended December 31, 2020
	Continuing Operations
		Acquisition-		Retirement-		Tax		Spin-off-
		Related		Related		Reform		Related		Operating
	GAAP	Adjustments(1)		Adjustments(2)		Impacts		Charges(4)		(Non-GAAP)
Gross Profit	$10,523	$177		$—		$—		$1		$10,700
Gross Profit Margin	51.7%	0.9	Pts	—	Pts	—	Pts	0.0	Pts	52.5%
S,G&A	7,232	(287)		—		—		(28)		6,917
R,D&E	1,611	—		—		—		—		1,611
Other (Income) & Expense	247	(1)		(295)		—		—		(48)
Interest Expense	317	—		—		—		—		317
Total Expense & Other (Income)	9,234	(288)		(295)		—		(28)		8,623
Pre-tax Income from Continuing Operations	1,289	465		295		—		28		2,077
Pre-tax Income Margin from Continuing Operations	6.3%	2.3	Pts	1.4	Pts	—	Pts	0.1	Pts	10.2%
Provision for/(Benefit from) Income Taxes (3)	25	105		96		(18)		7		216
Effective Tax Rate	1.9%	4.6	Pts	4.4	Pts	(0.9)	Pts	0.3	Pts	10.4%
Income from Continuing Operations	1,264	359		198		18		21		1,861
Income Margin from Continuing Operations	6.2%	1.8	Pts	1.0	Pts	0.1	Pts	0.1	Pts	9.1%
Diluted Earnings/(Loss) Per Share: Continuing Operations	$1.41	$0.40		$0.22		$0.02		$0.02		$2.07

	Three Months Ended December 31, 2019
	Continuing Operations
		Acquisition-		Retirement-		Tax		Spin-off-
		Related		Related		Reform		Related		Operating
	GAAP	Adjustments(1)		Adjustments(2)		Impacts		Charges(4)		(Non-GAAP)
Gross Profit	$11,100	$189		$—		$—		$—		$11,289
Gross Profit Margin	51.0%	0.9	Pts	—	Pts	—	Pts	—	Pts	51.8%
S,G&A	5,433	(320)		—		—		—		5,113
R,D&E	1,596	(0)		—		—		—		1,596
Other (Income) & Expense	(117)	(1)		(196)		—		—		(314)
Interest Expense	354	—		—		—		—		354
Total Expense & Other (Income)	7,107	(320)		(196)		—		—		6,591
Pre-tax Income from Continuing Operations	3,993	509		196		—		—		4,698
Pre-tax Income Margin from Continuing Operations	18.3%	2.3	Pts	0.9	Pts	—	Pts	—	Pts	21.6%
Provision for/(Benefit from) Income Taxes (3)	324	133		21		14		—		492
Effective Tax Rate	8.1%	2.0	Pts	0.1	Pts	0.3	Pts	—	Pts	10.5%
Income from Continuing Operations	3,669	376		175		(14)		—		4,206
Income Margin from Continuing Operations	16.8%	1.7	Pts	0.8	Pts	(0.1)	Pts	—	Pts	19.3%
Diluted Earnings/(Loss) Per Share: Continuing Operations	$4.11	$0.42		$0.20		$(0.02)		$—		$4.71

(1)  Includes amortization of purchased intangible assets, in process R&D, transaction costs, applicable restructuring and related expenses, tax charges related to acquisition integration and pre-closing charges, such as financing costs.

(2)  Includes amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs.

(3)  Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

(4) Managed infrastructure services spin-off charges primarily relate to transaction and third-party support costs, business separation and applicable employee retention fees, pension settlements and related tax charges.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	Year Ended December 31, 2020
	Continuing Operations
		Acquisition-		Retirement-		Tax		Spin-off-
		Related		Related		Reform		Related		Operating
	GAAP	Adjustments(1)		Adjustments(2)		Impacts		Charges(4)		(Non-GAAP)
Gross Profit	$35,575	$732		$—		$—		$1		$36,308
Gross Profit Margin	48.3%	1.0	Pts	—	Pts	—	Pts	0.0	Pts	49.3%
S,G&A	23,082	(1,137)		—		—		(28)		21,917
R,D&E	6,333	—		—		—		—		6,333
Other (Income) & Expense	861	(2)		(1,123)		—		—		(265)
Interest Expense	1,288	—		—		—		—		1,288
Total Expense & Other (Income)	30,937	(1,139)		(1,123)		—		(28)		28,648
Pre-tax Income from Continuing Operations	4,637	1,871		1,123		—		28		7,660
Pre-tax Income Margin from Continuing Operations	6.3%	2.5	Pts	1.5	Pts	—	Pts	0.0	Pts	10.4%
Provision for/(Benefit from) Income Taxes (3)	(864)	418		215		110		7		(114)
Effective Tax Rate	(18.6)%	10.0	Pts	5.5	Pts	1.4	Pts	0.2	Pts	(1.5)%
Income from Continuing Operations	5,501	1,454		908		(110)		21		7,774
Income Margin from Continuing Operations	7.5%	2.0	Pts	1.2	Pts	(0.1)	Pts	0.0	Pts	10.6%
Diluted Earnings/(Loss) Per Share: Continuing Operations	$6.13	$1.63		$1.01		$(0.12)		$0.02		$8.67

	Year Ended December 31, 2019
	Continuing Operations
		Acquisition-		Retirement-		Tax		Spin-off-
		Related		Related		Reform		Related		Operating
	GAAP	Adjustments(1)		Adjustments(2)		Impacts		Charges(4)		(Non-GAAP)
Gross Profit	$36,488	$547		$—		$—		$—		$37,035
Gross Profit Margin	47.3%	0.7	Pts	—	Pts	—	Pts	—	Pts	48.0%
S,G&A	20,604	(1,044)		—		—		—		19,560
R,D&E	5,989	(53)		—		—		—		5,936
Other (Income) & Expense	(968)	152		(615)		—		—		(1,431)
Interest Expense	1,344	(228)		—		—		—		1,116
Total Expense & Other (Income)	26,322	(1,173)		(615)		—		—		24,533
Pre-tax Income from Continuing Operations	10,166	1,721		615		—		—		12,503
Pre-tax Income Margin from Continuing Operations	13.2%	2.2	Pts	0.8	Pts	—	Pts	—	Pts	16.2%
Provision for/(Benefit from) Income Taxes (3)	731	378		103		(146)		—		1,067
Effective Tax Rate	7.2%	2.0	Pts	0.5	Pts	(1.2)	Pts	—	Pts	8.5%
Income from Continuing Operations	9,435	1,343		512		146		—		11,436
Income Margin from Continuing Operations	12.2%	1.7	Pts	0.7	Pts	0.2	Pts	—	Pts	14.8%
Diluted Earnings/(Loss) Per Share: Continuing Operations	$10.57	$1.50		$0.58		$0.16		$—		$12.81

(1)  Includes amortization of purchased intangible assets, in process R&D, transaction costs, applicable restructuring and related expenses, tax charges related to acquisition integration and pre-closing charges, such as financing costs.

(2)  Includes amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs.

(3)  Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

(4) Managed infrastructure services spin-off charges primarily relate to transaction and third-party support costs, business separation and applicable employee retention fees, pension settlements and related tax charges.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended				Year Ended
	December 31, 2020				December 31, 2020
	Change YTY				Change YTY
Revenue Adjusting for Divested Businesses and Currency	Total IBM		Cloud		Total IBM		Cloud

Revenue as reported	(6.5)%		9.8%		(4.6)%		18.6%
Impact from divested businesses	0.3	Pts	0.6	Pts	1.1	Pts	1.4	Pts
Currency impact	(2.2)	Pts	(2.7)	Pts	(0.1)	Pts	(0.4)	Pts
Revenue adjusting for divested businesses and currency (non-GAAP)	(8.4)%		7.7%		(3.5)%		19.6%

	Three Months Ended		Year Ended
	December 31, 2020		December 31, 2020
Red Hat Revenue, Normalized for Historical Comparability	Change YTY		Change YTY

Red Hat Revenue GAAP growth rate (1)	92%		288%
Impact from Red Hat revenue prior to acquisition (2)	—	Pts	(239)	Pts
Impact from purchase accounting deferred revenue and intercompany adjustments (3)	(73)	Pts	(31)	Pts
Red Hat revenue growth rate, normalized for historical comparability (non-GAAP)	19%		18%
Impact from currency	(2)	Pts	0	Pts
Red Hat revenue growth rate, normalized for historical comparability and adjusting for currency (non-GAAP)	17%		18%

(1) Represents change in GAAP revenue as reported by IBM, which is included in the Cloud & Cognitive Software segment.

(2) Red Hat revenue was included in IBM’s consolidated results beginning July 9, 2019. Revenue for January 1 – July 8, 2019 represents pre-acquisition Red Hat standalone revenue and is included for computing year over year change purposes.

(3) Represents change in the fourth-quarter and full-year 2020 impact of the deferred revenue purchase accounting adjustment and adjustments to add back revenue which was eliminated for sales between Red Hat and IBM. This line represents revenue that would have been recognized by Red Hat under GAAP if the acquisition had not occurred, but was not recognized by IBM due to purchase accounting and intercompany adjustments.